EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sphere 3D Corp. (the “Company”) of our report dated September 23, 2014 relating to the consolidated financial statements of Overland Storage Inc., which report appears in the Company’s Registration Statement on Form F-4/A (number 333-197569) (and expresses an unqualified opinion and includes an explanatory paragraph regarding Overland Storage, Inc.’s going concern uncertainty) filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of Sphere 3D Corp. (the “Company”) of our report dated March 31, 2015 relating to the consolidated financial statements of Sphere 3D Corp., which report appears in the Company’s Form 40-F (and expresses an unqualified opinion and includes an explanatory paragraph regarding Sphere 3D Corp.’s going concern uncertainty) filed with the Securities and Exchange Commission.

 /s/Moss Adams LLP

San Diego, California
June 25, 2015